Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2019, with respect to the consolidated financial statements of OptimizeRx Corp. for the year ended December 31, 2018, included in its Annual Report (Form 10-K) for the year ended December 31, 2019.

SADLER, GIBB AND ASSOCIATES, LLC

Salt Lake City, Utah

April 10, 2020